Exhibit 10.136

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment’’) is made and entered into this ____ day of ____, 2020 by and between NARCOOSSEE ACQUISITIONS, LLC, (“Lessor”), and LA ROSA REALTY, LLC, (hereinafter referred to as “Lessee”),

W I T NE S S E T H;

WHEREAS, Lessee and Lessor entered into that certain Lease dated April 1, 2017 (“Lease”);

WHERE AS, Due to the COVID-19 pandemic, Lessee has requested that Base Rent be partially deferred for a limited period of time, and Lessor has consented to the same, subject to the deferred Base Rent being repaid by Lessee in six equal monthly payments from July 2020 through December 2020 in conjunction with the current Rent due that month;

WHEREAS, Lessor and Lessee agree to modify and amend the Lease upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

1. Capitalized Terms. Except to the extent specifically set forth in this First Amendment to the contrary, all capitalized terms in this First Amendment shall have the meaning and definition for said terms set forth in the Lease.

2. Rent Modification and Deferment. Lessee and Lessor agree that for the months of May and June, 2020. fifty percent (50%) of the Base Rent due Lessor under the terms of the Lease shall be deferred, and the amount deferred amortized equally and paid over six (6) months from July 2020 through December 2020 along with each monthly Rent payment as listed on Exhibit “A”. Fifty percent (50%) of the Base Rent and all other charges, costs and payment obligations due from Lessee under the Lease (including but not limited to, all CAM, Taxes and Insurance and other items defined as “Additional Rent” under the Lease), shall be paid by Lessee to Lessor in accordance with the terms of the Lease. Lessor’s obligation to defer payment of the Base Rent as provided in this section is absolutely contingent upon the timely payment of each payment of Base Rent including the applicable amortized portion of the deferred Base Rent, and there being no other breach or default of Lessee under this Lease at any time (collectively “Post Amendment Default”). If a Post Amendment Default occurs then Lessor, without any prior notice to Lessee of any kind will have the right to declare an immediate default of the Lease and accelerate all Base Rent and other payments due for the remaining term of the Lease and avail itself of any and all remedies it may have at law or in equity.

3. Release of Claims. Lessee and each Guarantor (if any) signing this First Amendment (collectively, “Obligors”) each hereby expressly waive, release and absolutely and forever discharge Lessor and their present and former members, managers, officers, employees, attorneys, insurers, and agents, and their heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, actions and causes of action, whether known or unknown, liquidated or unliquidated, and whether contingent or matured, direct or indirect, that Obligors, or any of them may now have or have had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof, arising out of, or in any way connected with, the Lease, and any Amendments thereto between Lessee and Lessor, or any service that is associated with the Lease or Lessee’s occupancy of the Premises or relationship with Lessor.

4. Binding Effect. Except as hereby amended by this First Amendment, the Lease shall remain in full force and effect. The Lease and this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Final Agreement. The persons and entities signing below (“Party”, or collectively, the “Parties”) acknowledge and agree that each Party’s execution of this First Amendment constitutes acknowledgment that such Party (i) agrees that there are no oral agreements relating to this First Amendment or the Lease, (ii) agrees that agreements will be binding upon Lessor only if in writing and signed by Lessor, and (iii) acknowledges receipt of the following Notice, and to the fullest extent allowed by law, agrees to be bound by the terms of this First Amendment and this Notice:

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS FIRST AMENDMENT CONSTITUTE AN AMENDMENT TO THE LEASE AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH REGARD TO AMENDING THE LEASE, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LEASE OR THIS FIRST AMENDMENT.

6. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one (1) instrument representing this First Amendment between the parties

7. Confidentiality. Lessee and its representatives, employees, agents, attorneys and assigns (collectively “Lessee Parties”) shall at all times hold in strictest confidence the existence of this First Amendment, the terms and other content hereof, the existence of any communications between Lessor and Lessee regarding this First Amendment or the Lease or Lessee’s request from Lessor for an amendment to the Lease. (“Confidential Information”). Lessee, specifically, will not communicate in any manner with any other tenant, owner or occupant of the Shopping Center, or agent or representative thereof, about any Confidential Information. In addition, except to the extent required to disclose by law, the Lessee Parties shall hold in strictest confidence the Confidential Information. Lessee will be liable to Lessor for any breach of this Section by Lessee or any Lessee Party. Lessor will have all remedies against Lessee, at law and in equity in the event of a breach of this Section by Lessee or any of the Lessee Parties and Lessor will have all remedies against Lessee at law and in equity in the event of a breach of this Section by Lessee or any of the Lessee Parties. Purchaser acknowledges that in the event of a breach or threatened breach by Lessee or any Lessee Party of this paragraph, Lessor shall be entitled to an injunction restraining Lessee or any Lessee Party from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

8. PPP Loan. Lessee represents and warrants to Lessor that (i) it has applied for a Paycheck Protection Program Loan (“PPP Loan”) and will make a good faith effort to complete the PPP Loan process.

9. Representation and Warranty. Lessee and Guarantors (if any) have no claim, defense, setoff, or counterclaim against Lessor or any of Lessor’s officers, directors, employees, agents, or attorneys. To the extent such claims, defenses, setoffs or counterclaims exist as of the date of the Lease they are hereby waived and released by Lessee and Guarantors in consideration of Lessor executing this First Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement under their respective seals as of the day and year first above written.

Signed, sealed and delivered in the presence of:

Witnesses:	LESSOR:

NARCOOSSEE ACQUISITIONS, LLC, a
Florida limited liability company

Name:	By:
Robert A. Yeager, Manager

Name:
LESSEE:

LA ROSA REALTY, LLC, a
Florida limited liability company
Name:
By:
Name:
Title:
Name:

Exhibit “A”

Monthly Rent Payment Amounts

La Rosa Realty, LLC

*Monthly Rent amount due 5/2020	$6,201.00
*Monthly Rent amount due 6/2020	$6,201.00
***Monthly Rent amount due 7/2020	$11,483.33
***Monthly Rent amount due 8/2020	$11,483.33
***Monthly Rent amount due 9/2020	$11,483.33
***Monthly Rent amount due 10/2020	$11,483.33
***Monthly Rent amount due 11/2020	$11,483.33
***Monthly Rent amount due 12/2020	$11,483.33

Calculation Amounts

Monthly Base Rent:	$7,475.00
Monthly Operating Expenses	$2,112.50
Number of Months deferred:	2
Total amount deferred:	$7,475.00
Monthly Deferred Amount	$3,737.50
Monthly Amortized amount: (over 6 months)	$1,245.83

*	Includes FL sales Tax
**	Includes Total monthly Rent plus payback amount

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